Exhibit 10.1

AMENDMENT NUMBER SEVEN TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT

This AMENDMENT NUMBER SEVEN TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT (this “Amendment”), dated as of April 20, 2016, is entered into by and among Western Alliance Bank, an Arizona corporation, as successor in interest to Bridge Bank, National Association (“Lender”), on the one hand, and Determine Inc., a Delaware corporation, f/k/a Selectica, Inc. (“Determine”), and Determine Sourcing, Inc., a Delaware corporation, f/k/a Selectica Sourcing Inc. (“Sourcing,” together with Determine, each a “Borrower,” and collectively “Borrowers”) on the other hand, with reference to the following facts:

A.     Borrowers and Lender previously entered into that certain Amended and Restated Business Financing Agreement, dated as of July 25, 2014, as amended by that certain Amendment Number One to Amended and Restated Business Financing Agreement and Waiver of Defaults, dated as of December 31, 2014, that certain Amendment Number Two to Amended and Restated Business Financing Agreement, dated as of March 11, 2015, that certain Amendment Number Three to Amended and Restated Business Financing Agreement, dated as of June 5, 2015, that certain Amendment Number Four to Amended and Restated Business Financing Agreement and Waiver of Defaults, dated as of November 13, 2015, that certain Amendment Number Five to Amended and Restated Business Financing Agreement, dated as of February 3, 2016, and that certain Amendment Number Six to Amended and Restated Business Financing Agreement, dated as of March 18, 2016 (as so amended, the “Agreement”).

B.     Borrowers and Lender desire to further amend the Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.     Defined Terms. All initially capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Agreement.

2.     Amendment to Section 12.1.

(a)     The definitions of Cash Secured Advances II Maturity Date and Maturity Date set forth in Section 12.1 of the Agreement are hereby amended and restated in their entirety as follows:

“Maturity Date” means April 20, 2018 or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2 hereof.

“Cash Secured Advances II Maturity Date” means April 20, 2018 or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2 hereof.

3.     Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Lender:

(a)     Lender shall have received this Amendment, duly executed by Borrowers;

(b)     Lender shall have received the Amended and Restated Limited Guaranty, duly executed by MILFAM II L.P., a Georgia limited partnership;

(c)     Lender shall have received the Amended and Restated Limited Guaranty, duly executed by Lloyd Miller, III, in his individual capacity;

(d)     Lender shall have received the Amended and Restated Limited Guaranty, duly executed by Alliance Semiconductor Corporation, a Delaware corporation;

(e)     No Event of Default or Default shall have occurred and be continuing; and

(f)     All of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement).

4.     Representations and Warranties. In order to induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender that:

(a)     No Event of Default or Default is continuing;

(b)     All of the representations and warranties set forth herein and in the Agreement are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement); and

(c)     This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

5.     Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

6.     Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

7.     No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default, whether or not known to Lender and whether or not existing on the date of this Amendment.

8.     Release.

(a)     Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrower certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(b)     Each Borrower understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

9.     Reaffirmation of the Agreement. The Agreement as amended hereby remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

DETERMINE INC., a Delaware corporation

By	/s/ John K. Nolan
Name:	John K. Nolan
Title:	Chief Financial Officer

DETERMINE SOURCING INC., a Delaware corporation

By	/s/ John K. Nolan
Name:	John K. Nolan
Title:	Chief Financial Officer

Amendment Number Seven to Amended and Restated Business Financing Agreement

WESTERN ALLIANCE BANK, an Arizona corporation

By	/s/ Josh Converse
Name:	Josh Converse
Title:	AVP

Amendment Number Seven to Amended and Restated Business Financing Agreement